September 12, 2003

Board of Directors
Livestar Entertainment Group, Inc.
62 West 8th Avenue
4th Floor
Vancouver, British Columbia
Canada, V5Y 1M7

                                       Re: 21,500,000 Shares Common Stock
                                       $.0001 Par Value Form S-8
                                       September 12, 2003 Registration Statement

Gentlemen:

         As special securities counsel for Livestar Entertainment Group, Inc.,
f/k/a RRUN Ventures Network, Inc., a Nevada corporation (the "Company"), you have requested my opinion in connection with the preparation and filing with the
U.S. Securities and Exchange Commission of a Registration Statement on Form S-8
("Registration Statement") registering 21,500,000 shares of the Company's common stock, $.0001 par value per share, for issuance pursuant to four separate consulting agreements which are attached to the Registration Statement as exhibits ("Consulting Agreements"). The contents of the Registration Statement, with exhibits thereto, are hereby incorporated by reference.

         I have examined such records and documents and made such examination of law as I have deemed relevant in connection with this opinion. Based on the foregoing, I am of the opinion that the 21,500,000 shares covered by said
Registration Statement, when issued in accordance with the terms of the
Consulting Agreements and the Prospectus forming a part of the Registration
Statement, will be legally issued, fully-paid and non-assessable. Moreover, my opinion is limited to the due issuance of such shares covered by the
Registration Statement that are issued for services deemed to be permissible pursuant to SEC Release No. 33-7647 (February 25, 1999).

         I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. The undersigned does further disclose that as of the date of this opinion, the undersigned beneficially owns no shares of the Company's common stock, but has a right to receive up to 5,000,000 shares of the Company's common stock pursuant to one of the Consulting Agreements entered into between the Company and the undersigned dated September 8, 2003.

Sincerely,

/s/ Gregory Bartko
------------------------
    Gregory Bartko, Esq.
    GAB/nmn
    Cc: Ray Hawkins, CEO